UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2011

 DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

DNB Financial Corporation (the “Registrant”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2011, (the “Original Form 8-K”) to correct the Vesting Date (defined herein) related to the item reported in Item 5.02 of the Original Form 8-K. Specifically, the Vesting Date information was corrected to reflect the terms of the Restricted Stock Award Agreement that were approved by the Benefits and Compensation Committee (the “Committee”) of the Board of Directors.  Other than the correction to the Vesting Date information this Amendment does not modify any other disclosures contained in the Original Filing.

At a special meeting on December 12, 2011 the Committee of the Board of Directors of the Registrant approved a Restricted Stock Award effective December 12, 2011, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, of 15,000 shares for William S. Latoff, Chairman and Chief Executive Officer.

Pursuant to the terms of  Restricted Stock Award Agreement between the Registrant and the grantee, Grantee shall first be entitled to the Award Shares on a date (the “Vesting Date that shall be the earlier of (1) the Fourth (4th) anniversary of the Grant Date, (2) the date of Grantee’s death, (3) Grantee’s termination of employment on account of disability, (4) the date on which a change in control of the Company first occurs, (5) the Company’s termination of Grantee’s employment other than for cause, or (6) the Grantee’s retirement from the Company on or after the Second (2nd) anniversary of the Grant Date, subject to such further terms and conditions of the Plan as may be applicable.  If Grantee’s employment terminates for any reason prior to the Vesting Date, this Agreement shall automatically terminate, the Grantee shall forfeit all rights hereunder, and no shares of common stock or other consideration shall be transferred to Grantee pursuant to this Agreement.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The Grantee is also not permitted to sell, assign, pledge gift, encumber or otherwise dispose of any of the transferred shares for one (1) year from the vesting date. The agreement is in the form shown in Exhibit 99.1, which is incorporated herein by reference as if set forth in full. To the maximum extent permitted by regulations, such exhibit shall be deemed supplied and not filed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished herewith:

99.1 Restricted Stock Award Agreement between DNB Financial Corporation and William S. Latoff, dated December 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

January 06, 2012	By: /s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive VP

EXHIBIT INDEX

99.1 Form of Restricted Stock Award Agreement between DNB Financial Corporation and William S. Latoff, dated December 12, 2011